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                                                                  EXHIBIT (a)(4)

                                HAWK CORPORATION
                            OFFER TO EXCHANGE OPTIONS

                             FORM OF WITHDRAWAL FORM

                  (TO BE USED ONLY TO RESCIND AN ELECTION FORM
                         SUBMITTED TO HAWK CORPORATION)

You previously received the documents that make up our offer to exchange all outstanding options held by employees of Hawk or one of our subsidiaries who are not members of our board of directors to purchase shares of Hawk Corporation Class A common stock having an exercise price of $6.00 per share or more for new options which we will grant under our 1997 Stock Option Plan and 2000 Long Term Incentive Plan, including the offer to exchange and the related letter from Ronald E. Weinberg, both dated June 27, 2003, the election form, and this withdrawal form. You signed and returned the election form in which you elected to ACCEPT Hawk's offer to exchange some or all of your outstanding options. You should submit this form only if you now wish to change that election and REJECT Hawk's offer to exchange those options.

To withdraw your election to exchange options, you must sign, date and deliver this withdrawal form to Thomas A. Gilbride by fax to 216-861-4546, US mail, or by hand delivery to Mr. Gilbride's office at Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114 by midnight, Eastern Time, on July 28, 2003.

You should note that if you withdraw your acceptance of the offer, you will not receive any new options pursuant to the offer in replacement for the withdrawn options. You will keep all of the options that you withdraw. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between you and the company.

You may change this withdrawal, and again elect to exchange eligible options by submitting a new election form to Mr. Gilbride by fax, US mail, or hand delivery by midnight, Eastern Time, on July 28, 2003.

Please check the box below and sign this withdrawal form where indicated if you do not want to exchange your eligible options for new options:

|_| I wish to WITHDRAW all the options listed on my election form and instead REJECT the offer to exchange options. I do not wish to exchange any options.

Please sign this withdrawal form and print your name exactly as it appears on your election form.

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Signature

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Print Name

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Date

RETURN THIS WITHDRAWAL FORM TO THOMAS A. GILBRIDE BY FAX TO 216-861-4546, US MAIL, OR BY HAND DELIVERY TO MR. GILBRIDE'S OFFICE AT HAWK CORPORATION, 200 PUBLIC SQUARE, SUITE 30-5000, CLEVELAND, OHIO 44114 BY MIDNIGHT, EASTERN TIME, ON JULY 28, 2003.


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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


   1. DELIVERY OF WITHDRAWAL FORM.

         A properly completed and executed original or facsimile of this withdrawal form must be received by Thomas A. Gilbride by fax to 216-861-4546, or by hand delivery to Mr. Gilbride's office at Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114 by midnight, Eastern Time, on July 28, 2003. If the company extends the offer, this withdrawal form must be received by us by the date and time of the extended expiration of the offer.

         The delivery of all required documents, including withdrawal forms and any new election forms, is at your risk. Delivery will be deemed made only when actually received by Hawk. In all cases, you should allow sufficient time to ensure timely delivery.

         Although by submitting a withdrawal form you have withdrawn all of your previously tendered options from the offer, you may change your mind and re-elect to exchange some or all of the withdrawn options until the expiration of the offer. You should note that you may not rescind any withdrawal, and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date. Tenders to re-elect to exchange options may be made at any time before the expiration date. If we extend the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer. To re-elect to tender the withdrawn options, you must deliver a later dated and signed election form with the required information to Thomas A. Gilbride by fax to 216-861-4546, or by hand delivery to Mr. Gilbride's office at Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114 by midnight, Eastern Time, on July 28, 2003.

         Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly tendered election or withdrawal form we receive before the expiration date.

   2. SIGNATURES ON WITHDRAWAL FORM.

         If this withdrawal form is signed by the holder of the outstanding options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

         If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Hawk of the authority of that person so to act must be submitted with this withdrawal form.



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         In addition to signing this withdrawal form, you must print your name and indicate the date on which you signed.

   3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Any questions or requests for assistance, as well as requests for additional copies of the exchange offer and related documents, including this withdrawal form, may be directed to Thomas A. Gilbride, Vice President - Finance, Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114. Copies will be furnished promptly at Hawk's expense.

   4. IRREGULARITIES.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the offer will be determined by Hawk in its discretion, which determination shall be final and binding on all parties. Hawk reserves the right to reject any or all withdrawals the company determines not to be in proper form or the acceptance of which may, in the opinion of the our counsel, be unlawful. We also reserve the right to waive any of the conditions of the offer and any defect or irregularity in the withdrawal of any particular options, and Hawk's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No withdrawal of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawal of options must be cured within such time as the company shall determine. Neither Hawk nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

        IMPORTANT: THE WITHDRAWAL FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE MIDNIGHT, EASTERN TIME, ON JULY 28, 2003.

   5. ADDITIONAL DOCUMENTS.

         You should be sure to read the offer to exchange, all documents referenced therein, and the letter from Ronald E. Weinberg dated June 27, 2003 before deciding to participate in the offer.

   6. IMPORTANT TAX INFORMATION.

         You should refer to the section of the exchange offer entitled "Material Federal Income Tax Consequences," which contains important federal income tax information. We also recommend that you consult with your personal advisors before deciding whether to participate in this offer.

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